Exhibit 99.1

Axiall Reports First-Quarter 2016 Results

•	Cost reductions and operational improvements drive first-quarter results
•	Building Products delivers strong sales volume growth; sets record first-quarter performance

ATLANTA — May 5, 2016 — Axiall Corporation (NYSE: AXLL) today announced financial results for the quarter ended March 31, 2016.

The company reported net sales of $699.2 million for the first quarter of 2016, compared to net sales of $784.6 million for the first quarter of 2015. The company reported net loss attributable to Axiall of $53.6 million, or $0.76 loss per diluted share, for the first quarter of 2016, compared to net loss attributable to Axiall of $10.6 million, or $0.15 loss per diluted share, for the first quarter of 2015. The company reported Adjusted Net Income of $11.7 million and Adjusted Earnings Per Share of $0.17 for the first quarter of 2016, compared to Adjusted Net Income of $7.0 million and Adjusted Earnings Per Share of $0.10 for the first quarter of 2015. The company reported Adjusted EBITDA of $69.0 million for the first quarter of 2016, compared to Adjusted EBITDA of $86.8 million for the first quarter of 2015.

“We were very pleased with our strong first quarter financial performance, particularly as market conditions for caustic soda and vinyls appear to have bottomed during the quarter and are now showing signs of improvement,” said Axiall President and CEO Tim Mann. “During the quarter, Axiall began to see the benefit of cost reduction actions we’ve taken since last July flow through to the bottom line. In the Chlorovinyls segment, our plants ran well during the quarter and we are ahead of our plant operating reliability targets. Building Products reported strong sales volume growth in the first quarter and also posted record first-quarter financial performance.”

Chlorovinyls

In the Chlorovinyls segment, net sales were $556.1 million for the first quarter of 2016 compared to $648.4 million for the same quarter of the prior year. The segment posted Adjusted EBITDA of $71.3 million in the first quarter of 2016, compared to Adjusted EBITDA of $96.7 million for the same quarter in the prior year. The decreases in net sales and Adjusted EBITDA were primarily due to lower PVC, VCM and chlorinated derivatives sales prices, as well as lower ECU values, especially with respect to caustic soda prices. These unfavorable factors for Adjusted EBITDA were partially offset by decreases in the cost of ethylene and natural gas, as well as the company’s cost reduction efforts.

Building Products

In the Building Products segment, net sales were $143.1 million for the first quarter of 2016, increasing 5 percent compared to $136.2 million for the same quarter in the prior year. The net sales increase was driven by a 9 percent increase in sales volumes, with sales volumes in the United States increasing by 16 percent, offset in part by the impact of a stronger United States dollar relative to a weaker Canadian dollar. On a constant currency basis, net sales increased by 9 percent for the three months ended March 31, 2016 compared to the three months ended March 31, 2015. The segment’s Adjusted EBITDA was $11.5 million for the first quarter of 2016, compared to $3.0 million during the same quarter of the prior year. The increase in Adjusted EBITDA was primarily a result of higher sales volumes and lower selling, general and administrative expenses, offset in part by the impact of a stronger United States dollar relative to a weaker Canadian dollar.

Outlook

Compared sequentially to the first quarter, the company expects the following factors to impact its second-quarter 2016 results:

In the Chlorovinyls segment, the company expects decreased caustic soda and vinyl resin sales volumes primarily due to scheduled turnarounds in the second quarter of 2016 as compared to the first quarter of 2016. Vinyl resin and caustic soda prices, particularly export caustic soda and vinyl resin prices, have increased thus far in the second quarter. At the same time, ethylene costs have risen. The impact of these factors on second-quarter 2016 results will depend on the timing and magnitude of vinyl resin and caustic soda price changes and ethylene costs. The company does not expect any material changes in the components of its ethylene supply portfolio during the second quarter.

For Building Products, the company expects second-quarter 2016 sales volume and Adjusted EBITDA to follow normal seasonal patterns and increase materially compared to results for the first quarter of 2016.

Conference Call

The company will discuss first-quarter financial results and business developments via conference call and webcast on Thursday, May 5, 2016 at 8:00 a.m. EDT.

To access the company’s first quarter conference call, please dial 1-877-820-5027 (domestic) or 1-706-645-4014 (international). Playbacks will be available from 11:00 a.m. EDT on Thursday, May 5, 2016, until 11:55 p.m. EDT on Thursday, June 2, 2016. Playback numbers are 1-855-859-2056 or 1-404-537-3406. The conference call ID number is 98657335.

About Axiall

Axiall Corporation is a leading integrated chemicals and building products company. Headquartered in Atlanta, Axiall has manufacturing facilities located throughout North America and in Asia to provide industry-leading materials and services to customers. For more information, visit www.axiall.com.

For information related to the Axiall Corporation 2016 Annual Meeting of Stockholders please see www.axiall.com/2016-Annual-Meeting.

Cautionary Statements About Forward-Looking Information

This news release contains “forward-looking statements” as defined in, and subject to the safe harbor provisions of, the federal securities laws. These forward-looking statements relate to, among other things, the company’s anticipated financial performance and prospects and the company’s plans and objectives for future operations. Forward-looking statements are based on management’s assumptions regarding, among other things, general economic and industry-specific business conditions and the continued execution of the company’s business strategy, and actual results may be materially different. Risks and uncertainties inherent in these assumptions include, but are not limited to, uncertainties regarding future actions that may be taken by Westlake Chemical Corporation (“Westlake”) in furtherance of its unsolicited acquisition proposal or its nomination of director candidates for election at Axiall’s 2016 annual meeting of stockholders; potential operational disruption caused by Westlake’s future actions that may make it more difficult to maintain relationships with customers, employees or suppliers; the results of the company’s process to sell its Building Products business and the proceeds, if any, realized therefrom, as well as the company’s consideration of strategic alternatives generally; the company’s ability to successfully implement its strategy to create sustainable, long-term stockholder value; the company’s ability to successfully implement and administer its cost-saving initiatives (including its restructuring programs) and produce the desired results (including projected savings); future prices for the company’s products; industry capacity levels for the company’s products, raw materials and energy costs and availability and feedstock availability and prices; changes in governmental and environmental regulations; the adoption of new laws or regulations that may make it more difficult or expensive to operate the company’s businesses or manufacture its products; the company’s ability to generate sufficient cash flows from its business; future economic conditions in the specific industries to which the company’s products are sold; global economic conditions; competition within the company’s industry; complications resulting from the company’s multiple enterprise resource planning (“ERP”) systems and the implementation of its new ERP systems; the company’s failure to adequately protect its data and technology systems; costs resulting from complications or delays relating to the company’s arrangements with Lotte Chemical USA Corporation related to the ethane cracker (ethylene manufacturing plant) being constructed in Lake Charles, Louisiana; the company’s failure to realize the benefits of, and/or disruptions resulting from, any asset dispositions, asset acquisitions, joint ventures, business combinations or other transactions; and other factors discussed in the company’s Securities and Exchange Commission filings from time to time, including the company’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent quarterly reports on Form 10-Q. Potential risks and uncertainties related to strategic alternatives include, among others, the impact of the exploration of strategic alternatives on the company’s business, its financial and operating results and its employees, suppliers and customers; factors affecting the feasibility and timing of any transaction, including, without limitation, required regulatory approvals and third-party consents, and other risks related to realization of the expected benefits of any transaction to the Company and its stockholders. The risks and uncertainties above are not the only risks the company faces. Additional risks and uncertainties not presently known to the company or that it believes to be immaterial also may adversely affect the company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on the company’s business, financial condition and results of operations. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

CONTACTS:

Axiall Investor Relations: Martin Jarosick, 1-770-395-4524

Axiall Media Relations: Chip Swearngan, 1-678-507-0554

Joele Frank, Wilkinson Brimmer Katcher: Joele Frank, Michael Freitag, or Averell Withers, 1-212-355-4449

AXIALL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions, except share data)	March 31, 2016	December 31, 2015
Assets:
Cash and cash equivalents	$201.4	$258.0
Receivables, net of allowance for doubtful accounts of $9.4 million at March 31, 2016 and $5.9 million at December 31, 2015	381.2	355.3
Inventories	307.2	280.9
Prepaid expenses and other	69.1	58.9
Current assets of discontinued operations	0.6	36.9

Total current assets	959.5	990.0
Property, plant and equipment, net	1,539.8	1,556.5
Goodwill	856.2	852.1
Customer relationships, net	938.9	950.3
Other intangible assets, net	62.0	63.4
Non-current assets of discontinued operations	-	62.0
Other assets, net	70.1	65.1

Total assets	$4,426.5	$4,539.4

Liabilities and Equity:
Current portion of long-term debt	$2.5	$2.5
Accounts payable	260.3	244.8
Interest payable	12.8	15.4
Income taxes payable	2.3	2.2
Accrued compensation	38.0	41.0
Other accrued liabilities	84.4	94.7
Current liabilities of discontinued operations	5.5	15.5

Total current liabilities	405.8	416.1
Long-term debt, excluding the current portion of long-term debt	1,364.6	1,364.5
Lease financing obligation	46.9	44.0
Deferred income taxes	678.7	683.0
Pension and other post-retirement benefits	193.8	202.8
Non-current liabilities of discontinued operations	-	35.6
Other non-current liabilities	124.8	140.3

Total liabilities	2,814.6	2,886.3

Commitments and contingencies

Equity:
Preferred stock—$0.01 par value; 75,000,000 shares authorized; no shares issued	-	-
Common stock—$0.01 par value; shares authorized: 200,000,000 at March 31, 2016 and December 31, 2015; issued and outstanding: 70,587,260 at March 31, 2016 and 70,581,543 at December 31, 2015	0.7	0.7
Additional paid-in capital	2,288.2	2,287.5
Retained deficit	(657.9)	(591.9)
Accumulated other comprehensive loss, net of tax	(96.1)	(118.0)

Total Axiall stockholders’ equity	1,534.9	1,578.3
Noncontrolling interest	77.0	74.8

Total equity	1,611.9	1,653.1

Total liabilities and equity	$4,426.5	$4,539.4

AXIALL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
(In millions, except per share data)	2016	2015
Net sales	$699.2	$784.6
Operating costs and expenses:
Cost of sales	619.0	680.7
Selling, general and administrative expenses	70.1	76.0
Restructuring and divestiture costs	36.7	0.7
Integration-related costs and other, net	3.4	5.1
Fees associated with unsolicited offer and strategic alternatives	5.2	-

Total operating costs and expenses	734.4	762.5

Operating income (loss)	(35.2)	22.1
Interest expense, net	(17.0)	(17.6)
Debt refinancing costs	-	(3.2)
Foreign currency exchange loss	(0.9)	(0.7)

Income (loss) from continuing operations before income taxes	(53.1)	0.6
Provision for (benefit from) income taxes	(22.8)	3.0

Net loss from continuing operations	(30.3)	(2.4)
Discontinued operations:
Loss from discontinued operations	(31.4)	(7.2)
Less: Benefit from income taxes of discontinued operations	(8.4)	(0.8)

Net loss from discontinued operations	(23.0)	(6.4)

Consolidated net loss	(53.3)	(8.8)
Less: net income attributable to noncontrolling interest	0.3	1.8

Net loss attributable to Axiall	$(53.6)	$(10.6)

Basic loss per share attributable to Axiall:
Basic loss per share from continuing operations	$(0.43)	$(0.06)
Basic loss per share from discontinued operations	(0.33)	(0.09)

Basic loss per share attributable to Axiall	$(0.76)	$(0.15)

Diluted loss per share attributable to Axiall:
Diluted loss per share from continuing operations	$(0.43)	$(0.06)
Diluted loss per share from discontinued operations	(0.33)	(0.09)

Diluted loss per share attributable to Axiall	$(0.76)	$(0.15)

Weighted average common shares outstanding:
Basic	70.6	70.2
Diluted	70.6	70.2

Dividends per common share	$0.16	$0.16

AXIALL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
(In millions)	2016	2015
Cash flows from operating activities:
Consolidated net loss	$(53.3)	$(8.8)
Less: net loss from discontinued operations, net of tax	(23.0)	(6.4)

Net loss from continuing operations	(30.3)	(2.4)
Adjustments to reconcile consolidated net loss to net cash used in operating activities:
Depreciation	43.4	42.5
Amortization	18.2	18.4
Deferred income taxes	(9.1)	(13.5)
Loss on sales of businesses	19.9	-
Other non-cash items	(1.1)	6.0
Change in operating assets and liabilities	(62.0)	(70.2)

Cash used in operating activities – continuing operations	(21.0)	(19.2)
Cash provided by operating activities – discontinued operations	4.0	0.4

Net cash used in operating activities	(17.0)	(18.8)

Cash flows from investing activities:
Capital expenditures	(57.3)	(35.1)
Proceeds from sales of business assets	11.1	-

Cash used in investing activities – continuing operations	(46.2)	(35.1)
Cash provided by (used in) investing activities – discontinued operations	26.8	(1.7)

Net cash used in investing activities	(19.4)	(36.8)

Cash flows from financing activities:
Issuance of long-term debt	-	248.8
Long-term debt payments	(0.8)	(195.2)
Deferred acquisition payments	(15.0)	(10.0)
Fees paid related to financing activities	-	(3.0)
Dividends paid	(11.3)	(11.2)
Share-based compensation plan activity	1.1	(0.4)

Net cash provided by (used in) financing activities	(26.0)	29.0

Effect of exchange rate changes on cash and cash equivalents	5.8	(5.5)

Net change in cash and cash equivalents	(56.6)	(32.1)
Cash and cash equivalents at beginning of period	258.0	166.8

Cash and cash equivalents at end of period	$201.4	$134.7

AXIALL CORPORATION

SEGMENT INFORMATION

(Unaudited)

	Three Months Ended March 31,
(In millions)	2016	2015
Sales:
Chlorovinyls	$556.1	$648.4
Building products	143.1	136.2

Net sales	$699.2	$784.6

Operating income (loss)
Chlorovinyls	$(9.6)	$43.7
Building products	4.1	(3.4)
Unallocated corporate	(29.7)	(18.2)

Total operating income (loss)	$(35.2)	$22.1

Reconciliation of Non-GAAP Financial Measures

In addition to its consolidated financial statements prepared in accordance with GAAP, Axiall reports four non-GAAP financial measures: (i) Adjusted Net Income; (ii) Adjusted Earnings Per Share; (iii) Adjusted EBITDA; and (iv) building products net sales on a constant currency basis.

Adjusted Earnings or Loss Per Share is calculated using Adjusted Net Income or Loss rather than consolidated net income or loss attributable to Axiall calculated in accordance with GAAP.

Adjusted Net Income or Loss is defined as consolidated net income or loss attributable to Axiall excluding adjustments for tax-effected restructuring and certain other charges, if any, related to discontinued operations, financial restructuring and business improvement initiatives, gains or losses on sales of certain assets, debt refinancing costs, certain acquisition accounting and non-income tax reserve adjustments, certain professional fees associated with various potential and completed mergers and acquisitions, joint ventures and other transactions, costs to attain synergies related to the integration of the former chlor-alkali and derivatives business of PPG Industries (the “Merged Business”), legal and professional fees related to Westlake’s unsolicited proposal to acquire the company and Axiall’s exploration of strategic alternatives, amortization of definite-lived intangible assets, impairment charges for goodwill, intangible assets, and other long-lived assets.

Adjusted EBITDA is defined as Earnings or Loss Before Interest, Taxes, Depreciation and Amortization, restructuring and certain other charges, if any, related to discontinued operations, financial restructuring and business improvement initiatives, gains or losses on sales of certain assets, debt refinancing costs, certain acquisition accounting and non-income tax reserve adjustments, certain professional fees associated with various potential and completed mergers and acquisitions, divestitures, joint ventures and other transactions, costs to attain synergies related to the integration of the Merged Business, legal and professional fees related to Westlake’s unsolicited offer to acquire us and Axiall’s exploration of strategic alternatives, impairment charges for goodwill, intangible assets, and other long-lived assets, certain pension and other post-retirement plan curtailment gains and settlement losses and interest expense related to the lease-financing transaction discussed in our Form 10-K for the year ended December 31, 2015.

Axiall reports Adjusted Net Income or Loss and Adjusted Earnings or Loss Per Share because investors commonly use financial measures such as Adjusted Net Income or Loss and Adjusted Earnings or Loss Per Share as a component of performance and valuation analysis for companies, such as Axiall, that recently have engaged in transactions and have incurred expenses such as professional fees related to potential transactions, that result in non-recurring pre-tax charges or benefits that have a significant impact on the calculation of consolidated net income or loss attributable to Axiall pursuant to GAAP, in order to approximate the amount of net income or loss that such a company would have achieved absent those non-recurring, transaction-related charges or benefits. In addition, Axiall reports Adjusted Net Income or Loss and Adjusted Earnings or Loss Per Share because we believe these financial measures will be helpful to investors in approximating what our net income or loss would have been absent the impact of certain non-recurring, pre-tax charges and benefits. We have reported Adjusted EBITDA because investors commonly use Adjusted EBITDA as a main component of valuation analysis of cyclical companies such as Axiall.

In addition, we may compare certain financial information, including building products net sales on a constant currency basis. We present such information to provide a framework for investors to assess how our underlying businesses performed, excluding the effect of foreign currency rate fluctuations, primarily fluctuations in the Canadian dollar. To present this information, current and comparative prior period financial information for certain businesses reporting in currencies other than United States dollars are converted into United States dollars at the average exchange rate in effect during the base period, rather than the average exchange rates in effect during the respective periods.

Adjusted Earnings or Loss Per Share, Adjusted Net Income or Loss, Adjusted EBITDA and building products net sales on a constant currency basis, are not measurements of financial performance under GAAP and should not be considered as an alternative to net income or loss, GAAP diluted earnings or loss per share or net sales, as a measure of performance or to cash provided by or used in operating activities as a measure of liquidity. In addition, our calculation of these various non-GAAP measurements may be different from the calculations used by other companies and, therefore, comparability may be limited.

Reconciliations of our non-GAAP financial measures to the most comparable GAAP measures are presented in the tables set forth below.

Adjusted Net Income Reconciliation

	Three Months Ended March 31,
(In millions)	2016	2015
Net loss attributable to Axiall	$(53.6)	$(10.6)
Pre-tax charges:
Restructuring and divestiture costs	36.7	0.7
Integration-related costs and other, net(1)	3.4	5.7
Fees associated with unsolicited offer and strategic alternatives	5.2	-
Debt refinancing costs	-	3.2
Amortization of intangible assets	17.0	17.1
Loss from the sale of discontinued operations	25.1	-

Total pre-tax charges	87.4	26.7
Provision for income taxes related to these items	22.1	9.1

After-tax effect of above items	65.3	17.6

Adjusted Net Income	$11.7	$7.0

(1)	Includes $0.6 million for the three months ended March 31, 2015, of plant reliability improvement initiatives that are included in cost of sales on our unaudited condensed consolidated statements of operations.

Adjusted Earnings Per Share Reconciliation

	Three Months Ended March 31,
	2016	2015
Diluted loss per share attributable to Axiall	$(0.76)	$(0.15)
Earnings per share related to adjustments between net loss attributable to Axiall and Adjusted Net Income	0.93	0.25

Adjusted Earnings Per Share	$0.17	$0.10

Building Products Constant Currency Net Sales Reconciliation

	Three Months Ended March 31,
(In millions)	2016	2015
Building products net sales	$143.1	$136.2
Impact of currency exchange rate	4.9	-

Building products constant currency sales	$148.0	$136.2

Adjusted EBITDA Reconciliations

Three Months Ended March 31, 2016

(In millions)	Chlorovinyls	Building Products	Unallocated Corporate & Non-operating expenses, net	Total
Adjusted EBITDA	$71.3	$11.5	$(13.8)	$69.0
Restructuring and divestiture costs	(27.7)	(2.6)	(6.4)	(36.7)
Integration-related costs and other, net	-	-	(3.4)	(3.4)
Fees associated with unsolicited offer and strategic alternatives	-	-	(5.2)	(5.2)
Interest expense, net	-	-	(17.0)	(17.0)
Depreciation and amortization	(53.2)	(5.5)	(2.9)	(61.6)
Benefit from income taxes	-	-	22.8	22.8
Other(1)	-	-	1.8	1.8

Net income (loss) from continuing operations(2)	$(9.6)	$3.4	$(24.1)	$(30.3)

(1)	Includes $0.7 million of lease financing obligations interest and $1.1 million for debt issuance cost amortization.

(2)	Earnings of our segments exclude interest income and expense, unallocated corporate expenses and general plant services, and benefit from income taxes.

Three Months Ended March 31, 2015

(In millions)	Chlorovinyls	Building Products	Unallocated Corporate & Non-operating expenses, net	Total
Adjusted EBITDA	$96.7	$3.0	$(12.9)	$86.8
Restructuring and divestiture costs	-	(0.1)	(0.6)	(0.7)
Integration-related costs and other, net(1)	(1.3)	(0.7)	(3.7)	(5.7)
Interest expense, net	-	-	(17.6)	(17.6)
Depreciation and amortization	(52.6)	(5.6)	(2.7)	(60.9)
Debt refinancing costs	-	-	(3.2)	(3.2)
Provision for income taxes	-	-	(3.0)	(3.0)
Other(2)	-	-	1.9	1.9

Net income (loss) from continuing operations(3)	$42.8	$(3.4)	$(41.8)	$(2.4)

(1)	Includes $0.6 million of plant reliability improvement initiatives that are included in cost of sales.

(2)	Includes $0.8 million of lease financing obligations interest and $1.1 million for debt issuance cost amortization.

(3)	Earnings of our segments exclude interest income and expense, unallocated corporate expenses and general plant services, and provision for income taxes.

Operating Statistical Data

	Three Months Ended March 31,
	2016	2015
Sales Volumes
External caustic soda (in thousands of tons)(1)	537	507
PVC (in millions of pounds)(2)	633	641

Raw Material Costs
Natural gas (dollars per mmbtu)	$2.21	$3.49

(1)	External caustic soda includes purchased caustic soda volumes and excludes internally consumed caustic soda volumes, excludes sales volumes from our 60 percent interest in Taiwan Chlorine Industries, Ltd.

(2)	PVC includes intercompany sales volumes.